UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 3, 2018

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150 Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Credit Facility

On December 3, 2018 (the “Closing Date”), Dermira, Inc. (the “Company”) entered into a credit agreement (the “Credit Facility”), with Athyrium Opportunities III Acquisition LP (“Athyrium”). The Credit Facility provides for a senior secured term loan facility of up to $125 million in aggregate principal amount, $35.0 million of which was borrowed on the Closing Date (the “Initial Draw Loan”), $40.0 million of which may be borrowed in a single draw at the Company’s option on or before July 1, 2019 (the “First Delayed Draw Loan”), and $50.0 million of which may be borrowed in a single draw on or before March 2, 2020 provided that the Company’s consolidated net revenues from QBREXZA™ sales in the United States for the four fiscal quarter period then most recently ended, as calculated in accordance with the terms of the Credit Facility, were at least $45.0 million (the “Second Delayed Draw Loan” and collectively with the Initial Draw Loan and the First Delayed Draw Loan, the “Term Loan”).

Amounts outstanding under the Credit Facility bear interest at a rate of 10.75% per annum, payable in cash quarterly in arrears. After the occurrence and during the continuation of a default, amounts outstanding will bear interest at a rate of 13.75% per annum, payable in cash quarterly in arrears and on demand. Interest will be calculated on the basis of a year of 360 days, for the actual number of days elapsed. The Credit Facility provides for interest-only payments until December 3, 2023 (the “Maturity Date”), upon which the amounts outstanding must be repaid in full, provided, however, that if, as of February 13, 2022, the aggregate outstanding principal amount of the Company’s unsecured convertible senior notes issued pursuant to that certain Indenture, dated May 16, 2017, by and between the Company and U.S. Bank National Association, is greater than $60.0 million, the Company must immediately repay all amounts outstanding under the Term Loan, together with all accrued and unpaid interest and the applicable prepayment premium, if any (described below).

The Company may make voluntary prepayments in whole or in part, subject to (a) any prepayment being in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof, and (b) (i) a prepayment premium equal to, with respect to any prepayment paid on or prior to the second anniversary of the applicable borrowing date, the amount, if any, by which (A) (1) 105.0% of the principal amount prepaid plus (2) the present value at such prepayment date of interest which would have accrued on the amount of principal prepaid from the date of such prepayment through the second anniversary of the applicable borrowing date using a discount rate equal to the three-month Treasury Rate (as defined in the Credit Facility) plus 1.0% exceeds (B) the amount of principal prepaid, (ii) a prepayment premium equal to, with respect to any prepayment paid between the second and third anniversary of the applicable borrowing date, 3.0% of the principal amount of the Term Loan being prepaid, (iii) a prepayment premium equal to, with respect to any prepayment paid between the third and fourth anniversary of the applicable borrowing date, 1.0% of the principal amount of the Term Loan being prepaid, and (iv) with respect to any prepayment paid after the fourth anniversary of the Term Loan, no prepayment premium. Except as described above, the Company is not obligated to pay any final or exit fee upon prepayment or repayment of all or any of the borrowings under the Term Loan.

The Credit Facility also contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default. In addition, the Credit Facility contains a negative covenant requiring the Company to maintain at all times at least $15.0 million of consolidated cash and cash equivalents prior to the Second Delayed Draw Loan borrowing and, if applicable, at least $25.0 million of consolidated cash and cash equivalents upon and after the Second Delayed Draw Loan borrowing. Certain of the customary negative covenants limit the ability of the Company and certain of its subsidiaries, among other things, to incur future debt, grant liens, license certain property, make investments, make acquisitions, distribute dividends, make certain restricted payments and sell assets, subject to certain exceptions. Additionally, if applicable, upon and after the Second Delayed Draw Loan borrowing, the Company may not permit consolidated net revenues from QBREXZA™ sales in the United States to be less than (a) $15.0 million for any one fiscal quarter period ending during the period from January 1, 2020 through and including December 31, 2020, (b) $20.0 million for any one fiscal quarter period ending during the period from January 1, 2021 through and including December 31, 2021, and (c) $25.0 million for any one fiscal quarter period ending thereafter.

Upon execution of the Credit Facility, the Company paid a closing fee of $1.25 million. No warrants will be issued by the Company to Athyrium pursuant to the Credit Facility.

Security Agreement and Pledge Agreement

The Company’s obligations under the Credit Facility are secured by a security interest in, subject to certain exceptions, substantially all of the Company’s assets, pursuant to the terms of a security agreement, dated as of December 3, 2018 (the “Security Agreement”), and a pledge agreement, dated December 3, 2018 (the “Pledge Agreement”), each in favor of Athyrium.

The foregoing descriptions of the material terms of the Credit Facility, the Security Agreement and the Pledge

Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of the Credit Facility, the Security Agreement and the Pledge Agreement, each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On December 4, 2018, the Company issued a press release announcing the transactions contemplated by the Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

Exhibit 99.1 Press release dated December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: December 4, 2018	By:	/s/ Andrew L. Guggenhime
		Name:	Andrew L. Guggenhime
		Title:	Chief Financial Officer